                                                                   Exhibit 10.11

                              SETTLEMENT AGREEMENT

         THIS SETTLEMENT AGREEMENT dated June 21, 2004 (the "Settlement
Agreement") is among the United States, reorganized Fansteel Inc. ("Fansteel"), a Delaware corporation, and Waukegan, Inc., a wholly-owned subsidiary of
Fansteel ("WI"), a Delaware corporation with offices at One Tantalum Place,
North Chicago, Illinois.

                  WHEREAS, the United States District Court for the District of
Delaware (the "Court") entered an order dated December 23, 2003 (the
"Confirmation Order") confirming the "Second Amended Joint Reorganization Plan of Fansteel Inc. and Subsidiaries" (the "Plan");

         WHEREAS, pursuant to the Plan and the Confirmation Order, WI acquired title to the real property located at 801 Market Street in Waukegan, Illinois
60085 (the "Waukegan Property") on January 23, 2004 (the "Effective Date"), as
more particularly described in the deed to WI;

         WHEREAS, pursuant to Article IV.E.7 of the Plan, Fansteel delivered a non-interest bearing, unsecured note in the aggregate principal amount of
$1,250,000 (the "WI Note") to WI in full satisfaction, settlement, release and discharge of the Waukegan Facility Environmental Claims/Obligations (as defined in the Plan). Pursuant to the Plan and the Confirmation Order, the WI Note was
to be used by WI to fund the remedial actions that may be required at the
Waukegan Property, with payments matched to correspond to WI's anticipated expenditures for the remedial actions. Fansteel also agreed to deliver to WI any
Net Insurance Proceeds (as defined in the Plan) received by Fansteel for claims with respect to the Waukegan Property;

         WHEREAS, pursuant to Article IVE.7 of the Plan, Fansteel is to deliver to WI as a mandatory prepayment the proceeds of successful prosecution of insurance claims relating to the Waukegan Property;

         WHEREAS WI has entered into a Real Estate Vacant Land Sales Contract dated as of June 3, 2004 (the "Waukegan Purchase and Sale Contract") with Ampsky and Associates, LLC (the "Purchaser") whereby Purchaser has agreed to purchase the Waukegan Property and assume responsibility for performing the remedial obligations of WI under the Plan (a copy of the Waukegan Purchase and Sale
Contract is attached hereto as Exhibit "A");

         WHEREAS, pursuant to an Indemnity and Assumption Agreement (the
"Waukegan Indemnity"), the Purchaser has agreed to indemnity WI and Fansteel for all of the Environmental Claims/Obligations associated with the Waukegan
Property (a copy of the Waukegan Indemnity is attached hereto as Exhibit "B");

         WHEREAS, the Purchaser entered into a consent order with the City of
Waukegan (the "City") that was lodged and approved by the Chancery Division of the Lake County Circuit Court of the Nineteenth Judicial Circuit on June 17,
2004 (the "Waukegan

Consent Order") whereby the Purchaser has agreed to remediate the Waukegan
Property under the Site Remediation Program ("SRP") of the Illinois
Environmental Protection Agency ("IEPA) at a cost of up to $1,250,000, and the
Purchaser has procured and delivered to the City, financial assurances in the form of a standby letter of credit for the benefit of the City in the amount of
$1,250,000 for the remediation of the Waukegan Property (the "Waukegan L/C") (a copy of the Waukegan Consent Decree and the Waukegan L/C are attached hereto as
Exhibit "C"); and

         WHEREAS, pursuant to Article IV.E.7 of the Plan, WI may request consent from the United States Environmental Protection Agency ("USEPA") to transfer the
Waukegan Facility to a third party if such third party agrees to assume WI's obligations under the Plan.

         NOW, THEREFORE, in consideration of the foregoing, the parties agree as follows:

         1. The United States consents to the transfer of the Waukegan Property to the Purchaser conditioned on the execution of the Waukegan Purchase and Sale
Agreement, the execution of the Waukegan Indemnity, the entry of the Waukegan
Consent Order and the delivery of the Waukegan L/C substantially in the form attached hereto on or prior to the closing date.

         2. From and after the satisfaction of the conditions to the transfer of the Waukegan Property set forth in paragraph 1 hereof, the United States agrees not to seek to enforce the provisions of Article IV(E)(7) of the Plan such that:

         (a)  Neither Fansteel nor WI, respectively, shall have any further payment obligations under the WI Note, which shall be deemed immediately cancelled and extinguished;

         (b)  Neither Fansteel nor WI, respectively, shall have any remedial or post-remedial obligations with respect to the Waukegan Property, including, but not limited, to any obligations related to or on account of the Waukegan Facility Environmental Claims/Obligations;

         (c)  Fansteel shall have no further obligation to prosecute and turn over any proceeds of insurance claims relating to the Waukegan
              Property.

         3. Nothing in this Settlement Agreement shall be construed to create any rights in, or grant any cause of action to, any person not a party to this
Settlement Agreement. Fansteel and WI expressly reserve any and all rights
(including, but not limited to, any right to contribution), defenses, claims, demands, and causes of action that they may have with respect to any matter, transaction, or occurrence relating in any way to the Waukegan Property against any person not a party hereto.

                                  MISCELLANEOUS

         4. This Settlement Agreement and any other documents to be executed in connection herewith shall constitute the sole and complete agreement of the parties hereto with respect to the matters addressed herein. This Settlement
Agreement may not be amended except by a writing signed by all parties to this
Settlement Agreement.

         5. This Settlement Agreement shall not in any manner limit, abridge or otherwise impair the scope and effect of the discharge under Section 1141 of the
Bankruptcy Code contained in the Plan as to any third parties or as to any claims that are not addressed by this Settlement Agreement.

         6. This Settlement Agreement may be executed in one or more counterparts each of which shall constitute an original and all of which shall constitute one and the same agreement.

         7. This Settlement Agreement shall be binding upon and shall inure to the benefit of the United States, WI, and Fansteel, their legal successors and assigns.

             [No Further Text on this Page; Signature Page Follows]
          THE UNDERSIGNED PARTIES ENTER INTO THIS SETTLEMENT AGREEMENT

                                FOR THE UNITED STATES OF AMERICA:

Date:                           By: /s/ Richard Gladstein
                                    -----------------------------
                                    Richard Gladstein
                                    Senior Counsel
                                    Environmental Enforcement Section
                                    Environment and Natural Resources Division
                                    U.S. Department of Justice
                                    Washington, D.C. 20044

                                FOR FANSTEEL INC.

Date:                           By: /s/ R. Michael McEntee
                                    -----------------------------
                                    R. Michael McEntee

                                FOR WAUKEGAN, INC.

Date:                           By: /s/ E. Jonathan Jackson
                                    -----------------------------
                                    E. Jonathan Jackson